As filed with the Securities and Exchange Commission on October 14, 2004

Registration No. 333-38384

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXULT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0831076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Innovation Drive, Suite 200

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

EXULT, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

John M. Ryan

Exult, Inc.

Vice President and Treasurer

100 Half Day Road

Lincolnshire, Illinois 60069

(Name and address of agent for service)

(847) 295-5000

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

Exult, Inc., a Delaware corporation (the “Registrant”) hereby deregisters all shares of common stock of the Registrant, par value $0.0001 per share (“Common Stock”), unsold under Registration Statement on Form S-8 (Registration No. 333-38384) (the “Registration Statement”), filed with the Securities and Exchange Commission on June 2, 2000, registering 2,000,000 shares of Common Stock issued or issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan (the “Plan”). Pursuant to the Registrant’s undertaking in Item 9 of the Registration Statement, the Registrant is hereby filing this Post-Effective Amendment No. 1 to withdraw such Registration Statement with respect to the unsold shares of Common Stock registered thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Exult, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on October 14, 2004.

EXULT, INC., a Delaware corporation

By:	/s/ DALE L. GIFFORD
Dale L. Gifford
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DALE L. GIFFORD Dale L. Gifford	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2004

/S/ DAN A. DECANNIERE Dan A. DeCanniere	Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2004

/s/ JOHN M. RYAN John M. Ryan	Vice President, Treasurer and Director	October 14, 2004

/s/ C. LAWRENCE CONNOLLY, III C. Lawrence Connolly, III	Director	October 14, 2004